Item 77M - DWS Communications Fund


On April 29, 2011 (the "Effective Date"), DWS
Communications Fund (the "Predecessor
Fund"), a series of DWS Communications Fund,
Inc., a Maryland corporation (Registration Nos.
002-87336 and 811-03883), was reorganized
into DWS Communications Fund (the
"Acquiring Fund"), a corresponding newly created "shell" series of DWS Securities Trust, a Massachusetts business trust (Registration Nos.
002-36238 and 811-02021).  On the Effective
Date, all of the assets and liabilities of the Predecessor Fund were transferred to the Acquiring Fund. With the exception of the differing trust of which it is a series, the Acquiring Fund is substantially similar to its corresponding Predecessor Fund.

All financial and other relevant information for the Predecessor Fund for the six-month period ended June 30, 2011 is reported on this Form N-
SAR.



Item 77M - DWS RREEF Global Real Estate
Securities Fund (a series of DWS Securities
Trust)

At a meeting held on October 1, 2010, the Board of Trustees of DWS RREEF World Real Estate Fund,
Inc. (the "Fund") approved the merger of the Fund into the DWS RREEF Global Real Estate Securities
Fund, an open-end fund, subject to stockholder approval.
At a Special Meeting of Stockholders of the Fund held on January 12, 2011, the Stockholders of the Fund, approved the merger of the Fund into DWS
RREEF Global Real Estate Securities Fund.  On
February 28, 2011 the Fund merged into newly created Class M shares of DWS RREEF Global Real
Estate Securities Fund. Class M shares became operational on February 28, 2011 and were exclusively offered in connection with the merger of the Fund into DWS RREEF Global Real Estate
Securities Fund.

Item 77M - DWS RREEF Global Real Estate
Securities Fund


On April 29, 2011 (the "Effective Date"), DWS
RREEF Global Real Estate Securities Fund (the
"Predecessor Fund"), a series of DWS Advisor
Funds., a Massachusetts business trust
(Registration Nos. 033-07404 and 811-04760),
was reorganized into DWS RREEF Global Real
Estate Securities Fund (the "Acquiring Fund"), a corresponding newly created "shell" series of DWS Securities Trust, a Massachusetts business trust (Registration Nos. 002-36238 and 811-
02021). On the Effective Date, all of the assets and liabilities of the Predecessor Fund were transferred to the Acquiring Fund. With the exception of the differing trust of which it is a series, the Acquiring Fund is substantially similar to its corresponding Predecessor Fund.

All financial and other relevant information for the Predecessor Fund for the six-month period ended June 30, 2011 is reported on this Form N-
SAR.

Item 77M - DWS RREEF Real Estate
Securities Fund


On April 29, 2011 (the "Effective Date"), DWS
RREEF Real Estate Securities Fund (the
"Predecessor Fund"), a series of DWS Advisor
Funds., a Massachusetts business trust
(Registration Nos. 033-07404 and 811-04760),
was reorganized into DWS RREEF Real Estate
Securities Fund (the "Acquiring Fund"), a corresponding newly created "shell" series of DWS Securities Trust, a Massachusetts business trust (Registration Nos. 002-36238 and 811-
02021). On the Effective Date, all of the assets and liabilities of the Predecessor Fund were transferred to the Acquiring Fund. With the exception of the differing trust of which it is a series, the Acquiring Fund is substantially similar to its corresponding Predecessor Fund.

All financial and other relevant information for the Predecessor Fund for the six-month period ended June 30, 2011 is reported on this Form N-
SAR.